SCHEDULE 14A

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE

SECURITIES EXCHANGE ACT OF 1934

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WESTERN DIGITAL CORPORATION

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Stockholder Update Fall 2017 ©2017 Western Digital Corporation or its affiliates. All rights reserved.

This presentation contains forward-looking statements that involve risks and uncertainties, including, but not limited to, statements regarding: market trends, business strategy and growth opportunities; the anticipated benefits of the integration of HGST and SanDisk; our product portfolio and investments in, and development of, new technologies and products; and the effectiveness of our compensation and corporate governance philosophies and practices. Forward-looking statements should not be read as a guarantee of future performance or results, and will not necessarily be accurate indications of the times at, or by, which such performance or results will be achieved, if at all. Forward-looking statements are subject to risks and uncertainties that could cause actual performance or results to differ materially from those expressed in or suggested by the forward-looking statements. Additional key risks and uncertainties include: uncertainties with respect to the company's business ventures with Toshiba; volatility in global economic conditions; business conditions and growth in the storage ecosystem; impact of competitive products and pricing; market acceptance and cost of commodity materials and specialized product components; actions by competitors; unexpected advances in competing technologies; the company’s development and introduction of products based on new technologies and expansion into new data storage markets; risks associated with acquisitions, mergers and joint ventures; and difficulties or delays in manufacturing. More information about the other risks and uncertainties that could affect our business are listed in our filings with the Securities and Exchange Commission (the “SEC”) and available on the SEC’s website at www.sec.gov, including our most recently filed periodic report, to which your attention is directed. We do not undertake any obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future developments or otherwise, except as otherwise required by law. This presentation contains financial measures defined as non-GAAP.  The non-GAAP measures are used by the company’s management to forecast, evaluate and review the financial results of the company. Management believes these non-GAAP financial measures are useful because they provide meaningful comparisons to prior periods and exclude certain items that may not be indicative of the underlying performance of the company’s business. These non-GAAP financial measures should be used in addition to, and in conjunction with, results presented in accordance with GAAP to better understand the company’s financial performance. Non-GAAP measures are not in accordance with, or an alternative for, measures prepared in accordance with GAAP and may be different from non-GAAP measures used by other companies. Forward-Looking Statements Safe Harbor | Disclaimers ©2017 Western Digital Corporation or its affiliates. All rights reserved.

At our Annual Meeting on November 2, 2017, the Board is recommending shareholders vote in support of all five ballot items FOR electing 8 director nominees to our Board of Directors FOR highly performance-based named executive officer compensation program ANNUAL frequency of executive compensation advisory votes FOR amending and adding shares to the Performance Incentive Plan FOR the appointment of KPMG as our independent auditor Executive Summary Transformation progress and recent financial performance validate our growth strategy Western Digital is a leading global data solutions provider that is in the midst of a transformation to expand leadership in mass data storage and reposition itself to create value in the growing data storage market This transformation has included a strategic repositioning, new partnerships, two major acquisitions, including most recently the acquisition of SanDisk in fiscal 2016, as well as negotiations to strengthen our 17-year NAND joint venture with Toshiba Our management team continues to drive meaningful progress toward transformation goals, particularly the HGST and SanDisk integrations and the ramp of 3D NAND technology, which position us to more broadly address the growing data storage market ©2017 Western Digital Corporation or its affiliates. All rights reserved.

A Global Storage Solutions Company City Medical Industrial Autonomous Vehicles Machine Learning Mobile Home Rich base of comprehensive data storage technologies with more than 14,000 active patents worldwide In a strong strategic position to lead global evolution of broad-based and changing storage industry, driven by unabated data growth Broad product portfolio, including HDDs, SSDs, embedded and removable flash memory, and storage-related systems Vertically integrated business model to maximize operational efficiency Client Devices Client Solutions Datacenter Devices Datacenter Solutions Leadership Across a Broad Range of Products, Enabling Change for a Data-Centric World Leading Developer, Manufacturer and Provider of Data Storage Devices and Solutions ©2017 Western Digital Corporation or its affiliates. All rights reserved.

Five-Pillar Strategy Capitalizes on Industry Trends

Several years ago, we anticipated meaningful industry shifts that would impact the hard drive industry and our management team established 5 strategic pillars to position WDC for the future

Optimize HDD Business

- Create optimal product mix for both client and enterprise customers while managing declining HDD demand
- Establish technology leadership (e.g., Helium) in the HDD industry

HGST Acquisition

Lead in Solid State

- Build on WDC's eSSD capabilities and establish cSSD capabilities
- Leverage WDC's GTM capabilities and relationships with legacy enterprise and client customers to manage HDD-to-SSD transition

SanDisk Acquisition

Move up the Stack

- Develop storage solutions and platforms for small and medium businesses

New BU investment (Data Center Systems BU) and multiple acquisitions (e.g., Virident and Skyera)

Evolve Client Solutions

- Access fast-growing mobility segments (e.g., Smartphones, tablets)
- Establish best-in-class product portfolio to address several retail customer segment needs

SanDisk Acquisition & other partnerships

Continue Company Transformation

- Organize effectively to address market trends and execute WDC strategy
- Enhance core capabilities (e.g., Go-To-Market) needed to succeed

Company-wide transformation initiatives

Western Digital.
©2017 Western Digital Corporation or its affiliates. All rights reserved.
5

Our Strategic Evolution Our strategic acquisitions and focused execution have positioned Western Digital to take advantage of the growing data storage market 2002-2007 HDD portfolio expansion HDD vertical integration Financial execution 2008-2015 HGST acquisition Customer focused engagement model HDD & SSD product and technology leadership 2016 and Beyond SanDisk acquisition Diversifying portfolio Move up the stack and increase value across markets Expanding Role Technology Diversification Operational Excellence ©2017 Western Digital Corporation or its affiliates. All rights reserved.

FY2017 Performance Validates Growth Strategy

Since the completion of the SanDisk acquisition, our management has driven meaningful progress on transformation goals and delivered strong financial performance

Progress on Key Transformation Goals[1]

Integration of Two Major Acquisitions

- ✓ Achieved ~$350 million of cost of revenue synergies and ~$350 million of operating expense synergies related to HGST integration
- ✓ Remain on track to achieve $800 million of annualized savings from HGST integration by the end of calendar 2017
- ✓ Achieved synergies of ~$200 million toward our 18-month target of achieving $500 million of total run rate synergies related to SanDisk integration

Ramp of 3D NAND Technology

- ✓ Commenced shipments of 64-layer 3D NAND
- ✓ On track to expand 3D NAND technology across our product portfolio
- ✓ Achieved cost crossover for our 64-layer 3D NAND technology
- ✓ Plan to produce more than 75% of our total 3D NAND bit output based on the 64-layer architecture in calendar 2017

Helium Hard Drive Leadership

- ✓ Completed many key qualifications for and volume shipping of the 10 TB drive
- ✓ Began customer shipments of our 12 TB drive, our fourth generation Helium product, and we are sampling our 14TB offering
- ✓ Have now shipped more than 16 million Helium hard drives since launch

Revenue[2]
Dollars in Millions



$25,000
$20,000
$15,000
$10,000
$5,000
$0
$12,994
$19,093
47%
FY2016
FY2017

Earnings Per Share[2]



$10.00
$0.00
$5.79
$9.19
59%
FY2016
FY2017

Cash from Operations[2]
Dollars in Millions



$4,000
$3,500
$3,000
$2,500
$2,000
$1,500
$1,000
$500
$0
$1,983
$3,437
73%
FY2016
FY2017

1-Year TSR[3]
Dollars in Millions

Stock price ***increased 96%*** *in FY2017*



120%
100%
80%
60%
40%
20%
0%
18%
52%
96%
S&P 500
Proxy Peer Median
WDC

Note: All synergies calculated on an annualized basis.
[1] Source: Western Digital Q4 Earnings Call on July 27, 2017.
[2] For fiscal years ended July 1, 2016 and June 30, 2017. Earnings Per Share presented on a non-GAAP basis; refer to the GAAP to Non-GAAP reconciliation slides at the conclusion of this presentation.
[3] Source: Capital IQ, July 1, 2016 – June 30, 2017. Fiscal 2017 peer group companies, excluding EMC Corporation and SanDisk Corporation, which are no longer publicly traded.

Western Digital. ©2017 Western Digital Corporation or its affiliates. All rights reserved.

7

Well Positioned for Data Storage Market Growth

Innovation is enabling rapid data generation, driving demand for data storage, and Western Digital is well positioned to capture that growth as we look forward

Stored Data Expected to Increase 4x by 2020


7
6
5
4
3
2
1
0
4x
1.4zb
6.2zb
CY2016
CY2020

Significant TAM Revenue Growth by FY20

Estimated $72B TAM in Core Business by FY20 with incremental ~$23B TAM in Data Center Solutions


HDD
Flash
Systems
$34B
$44B
$8B
$7B
$16B
$21B
$4B
$23B
FY16
FY20
FY16
FY20
FY16
FY20
FY16
FY20
Client Devices
Client Solutions
Data Center Devices
Data Center Solutions

As a result of our transformation, we have created a powerful platform and broad array of products that enable us to take advantage of the rapidly growing data storage market

Western Digital.
©2017 Western Digital Corporation or its affiliates. All rights reserved.
8

Executive Compensation Program Overview Key Elements1 Performance Link Base Salary Competitive with market and industry norms Reflects individual performance, experience and future contributions Fixed compensation Short-Term Incentive Compensation Provides incentive to drive near-term financial goals that support long-term objectives Measured semi-annually to ensure goals reflect the impact of rapidly evolving industry-related externalities Adjusted earnings per share (“EPS”) Long-Term Incentive Compensation2 PSUs—50% Provides strong alignment with company performance Measures performance over two years, which represents a long-term performance period in the context of our rapidly evolving industry Options—25% Provides alignment with stockholders and long-term stock price Vests over 4 years RSUs—25% Provides alignment with stockholders and retention value Vests over 4 years Revenue Adjusted EPS Adjusted Cash Flow from Operations Relative TSR hurdle Total available market (“TAM”) modifier Stock price increase Stock price Our compensation philosophy ensures our executives are accountable for the company’s performance and are compensated based on that performance 1 Based on 2017 annual compensation program. 2 Based on 2017 target total direct compensation; figure reflects midpoint of Long-Term Incentive program grant guidelines. Variable Pay – At Risk, 90% Variable Pay – At Risk, 85% ©2017 Western Digital Corporation or its affiliates. All rights reserved. Midpoint of Long-Term Incentive Guidance69%

Fiscal 2017 Key Compensation Changes Summary of Changes Base Salary Increased base salary for four NEOs All increases were in connection with promotions, increased responsibilities with business transformation, or to correct pay positioning Short-Term Incentive Increased target bonus level for one NEO to reflect increased responsibilities in connection with a promotion Long-Term Incentive Increased usage of PSUs (comprised 75% of CEO’s 2017 award mix to emphasize the critical transformation efforts required at this time) Extended RSU vesting from three to four years Changed LTI metrics to revenue, adjusted EPS and adjusted cash flow from operations from revenue and operating income to enhance alignment with business strategy Component Consistent with the objectives of our compensation philosophy Further align our executive incentives with our strategic goals Responsive to stockholder feedback Compensation Committee made a number of changes to the 2017 executive compensation program Collectively, these LTI changes place greater emphasis on long-term performance and enhance incentive alignment with our business strategy as we transform ©2017 Western Digital Corporation or its affiliates. All rights reserved.

CEO Pay2 $11.7M $10.5M $17.8M Compensation is Closely Aligned with Performance The high percentage of equity-based compensation to our CEO places a substantial portion of his compensation at risk based on Company and stock price performance CEO Pay vs. Performance 1 For fiscal years ended July 3, 2015, July 1, 2016 and June 30, 2017. Earnings Per Share presented on a non-GAAP basis; refer to the GAAP to Non-GAAP reconciliation slides at the conclusion of this presentation. 2 Summary compensation table compensation, excluding other compensation and change in pension value 90% Equity-Based Compensation 75% tied directly to multi-year Company performance 25% vests over four years 1 ©2017 Western Digital Corporation or its affiliates. All rights reserved.

Performance Incentive Plan Amendment The Board recommends a vote FOR the Performance Incentive Plan Amendment We are seeking shareholder approval of an amendment to our Performance Incentive Plan Seeking an additional 14,000,000 shares Renewal of 162(m) performance criteria Other technical amendments Equity compensation is an important component of our executive compensation structure Establishes direct alignment of interests between our executives and shareholders Allows us to attract, motivate, and retain top talent in a highly competitive industry The Board and Compensation Committee remain highly focused on managing the dilution created by equity plans through a balanced capital allocation strategy If the amendment to our Performance Incentive Plan is approved, no new awards may be granted under the SanDisk Plan and it will be cancelled Governance of Incentive Plan Features Limitations on aggregate number of shares that may be delivered to any one individual in a calendar year Limitations on director awards No repricing of stock options or stock appreciation rights Dividends and dividend equivalents are not payable on time-based or performance-based awards until vesting No in-the-money stock option or stock appreciation rights Plan is independently administered by the Board’s Compensation Committee Awards are subject to clawback provision Minimum vesting requirements No liberal share recycling ©2017 Western Digital Corporation or its affiliates. All rights reserved.

Board Composition Reflects our Evolving Business

Diverse Range of Qualifications and Skills Represented by our Nominees



Matthew Massengill
Chairman
- Former President & CEO of Western Digital



Len Lauer
Lead Independent Director
- Chairman & CEO of Memjet



Martin Cole
- Former CEO of Accenture plc Technology Group



Kathleen Cote
- Former CEO of Worldport Communications



Henry DeNero
- Former Chairman & CEO of Homespace



Michael Lambert
- Former Senior Vice President of Dell



Stephen Milligan
- CEO of Western Digital



Paula Price
- Senior Lecturer at Harvard Business School

Thoughtful Approach to Board Composition, Refreshment and Succession Planning

Current Board Skills

Strategic Planning	Sales & Marketing	Industry Experience	Business Development
Research & Development	Human Resources Management	Global Perspective	Manufacturing & Operations
Financial Reporting	Legal, Regulator & Compliance	IT & Cybersecurity	Public Company Board Service
Risk Management	Corporate Governance	Succession Planning	Government & Public Policy

Assessment, Refreshment & Succession Planning

- The Board conducts size and composition evaluations at least annually to ensure it has individuals with the right skills and experience to exercise independent judgement in overseeing our business
- The Board developed a skills matrix to identify the skills and expertise of our current directors to then develop criteria for potential candidates to be additive and complementary to the Board's overall composition
- Among other factors, our Board considers our company's strategy and needs, as well as our directors' skills, expertise, experiences, gender, race, ethnicity, tenure and age
- We enforce a mandatory retirement policy that takes effect once a director turns 72 years old and, as such, expect three directors to retire as a result in the next four years

Western Digital.
©2017 Western Digital Corporation or its affiliates. All rights reserved.
13

Cap maximum payout levels under performance-based and incentive awards Strict executive stock ownership guidelines (5x base salary for CEO) Maintain a clawback policy Provide limited and modest perquisites No tax gross-up payments in connection with severance or change in control No automatic vesting of equity on change in control No hedging or short-sale transactions by executive officers or directors No dividends paid on awards that have not vested Annual director elections Majority vote standard Strong independent Board leadership and oversight, which includes an independent Chairman and a Lead Independent Director with a clearly defined role Robust stockholder outreach program Director retirement policy Commitment to Board refreshment and diversity Board oversight of risk management Succession planning for directors and senior management Annual third-party facilitated Board and committee self-evaluations Code of conduct for directors, officers and employees Compensation and Corporate Governance Best Practices Governance Compensation Direct feedback from stockholders help inform and shape our compensation and corporate governance practices ©2017 Western Digital Corporation or its affiliates. All rights reserved.

Appendix ©2017 Western Digital Corporation or its affiliates. All rights reserved.

GAAP to Non-GAAP Reconciliation See DISCLAIMER on Safe Harbor | Disclaimers Forward-Looking Statements (slide 2) Reference ©2017 Western Digital Corporation or its affiliates. All rights reserved. WESTERN DIGITAL CORPORATION RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES (in millions, except per share amounts; unaudited) ($ in Millions, except per share data) Years Ended June 30, July 1, July 3, 2017 2016 2015 Summary Reconciliation of Earnings Per Share: GAAP net income $397 $242 $1,465 Amortization of acquired intangible assets 1,162 258 163 Stock-based compensation expense 382 180 158 Employee termination, asset impairment and other charges 232 345 176 Acquisition-related charges 35 281 3 Charges related to cost saving initiatives 154 143 0 Convertible debt activity, net 6 58 0 Debt extinguishment costs 274 18 0 Other 67 3 30 Income tax adjustments 11 -,127 8 Non-GAAP net income $2,720 $1,401 $2,003 Diluted weighted average shares outstanding: GAAP 296 242 237 Non-GAAP 296 242 237 Diluted income per common share: GAAP $1.3412162162162162 $1 $6.1814345991561179 Non-GAAP $9.1891891891891895 $5.7892561983471076 $8.4514767932489452 WESTERN DIGITAL CORPORATION RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES To supplement the condensed consolidated financial statements presented in accordance with U.S. generally accepted accounting principles (“GAAP”), the table above sets forth non-GAAP net income and non-GAAP diluted income per common share (“Non-GAAP measures”). These Non-GAAP measures are not in accordance with, or an alternative for, measures prepared in accordance with GAAP and may be different from Non-GAAP measures used by other companies. Western Digital Corporation believes the presentation of these Non-GAAP measures, when shown in conjunction with the corresponding GAAP measures, provides useful information to investors for measuring the Company’s earnings performance and comparing it against prior periods. Specifically, we believe these Non-GAAP measures provide useful information to both management and investors as they exclude certain expenses, gains and losses that we believe are not indicative of our core operating results or because they are consistent with the financial models and estimates published by many analysts who follow us and our peers. As discussed further below, these Non-GAAP measures exclude the amortization of acquired intangible assets, stock-based compensation expense, employee termination, asset impairment and other charges, acquisition-related charges, charges related to cost saving initiatives, charges related to arbitration award, convertible debt activity, debt extinguishment costs, other charges, and income tax adjustments, and we believe these measures along with the related reconciliations to the GAAP measures provide additional detail and comparability for assessing our results. These Non-GAAP measures are some of the primary indicators management uses for assessing our performance and planning and forecasting future periods. These measures should be considered in addition to results prepared in accordance with GAAP, but should not be considered a substitute for, or superior to, GAAP results. Removed references to non-GAAP research and development expenses; non-GAAP selling, general and administrative expenses; non-GAAP employee termination, asset impairment and other charges; As described above, we exclude the following items from our Non-GAAP measures:Amortization of acquired intangible assets. We incur expenses from the amortization of acquired intangible assets over their economic lives. Such charges are significantly impacted by the timing and magnitude of our acquisitions and any related impairment charges. Stock-based compensation expense. Because of the variety of equity awards used by companies, the varying methodologies for determining stock-based compensation expense, the subjective assumptions involved in those determinations, and the volatility in valuations that can be driven by market conditions outside our control, we believe excluding stock-based compensation expense enhances the ability of management and investors to understand and assess the underlying performance of our business over time and compare it against our peers, a majority of whom also exclude stock-based compensation expense from their non-GAAP results. Employee termination, asset impairment and other charges. From time-to-time, in order to realign our operations with anticipated market demand or to achieve cost synergies from the integration of acquisitions, we may terminate employees and/or restructure our operations. From time-to-time, we may also incur charges from the impairment of intangible assets and other long-lived assets. These charges (including any reversals of charges recorded in prior periods) are inconsistent in amount and frequency, and we believe are not indicative of the underlying performance of our business. Acquisition-related charges. In connection with our business combinations, we incur expenses which we would not have otherwise incurred as part of our business operations. These expenses include third-party professional service and legal fees, third-party integration services, severance costs, non-cash adjustments to the fair value of acquired inventory, contract termination costs, and retention bonuses. We may also experience other accounting impacts in connection with these transactions. These charges and impacts are related to acquisitions, are inconsistent in amount and frequency, and we believe are not indicative of the underlying performance of our business. Charges related to cost saving initiatives. In connection with the transformation of our business, we have incurred charges related to cost saving initiatives which do not qualify for special accounting treatment as exit or disposal activities. These charges, which we believe are not indicative of the underlying performance of our business, primarily relate to costs associated with rationalizing our channel partners or vendors, transforming our information systems infrastructure, integrating our product roadmap, and accelerated depreciation on assets. Convertible debt activity, net. We exclude non-cash economic interest expense associated with the convertible senior notes, the gains and losses on the conversion of the convertible senior notes and call option, and unrealized gains and losses related to the change in fair value of the exercise option and call option. These charges and gains and losses do not reflect our operating results, and we believe are not indicative of the underlying performance of our business. Debt extinguishment costs. From time-to-time, we replace our existing debt with new financing at more favorable interest rates or utilize available capital to settle debt early, both of which generate interest savings in future periods. We incur debt extinguishment charges consisting of the costs to call the existing debt and/or the write-off of any related unamortized debt issuance costs. These gains and losses related to our debt activity occur infrequently and we believe are not indicative of the underlying performance of our business.Other charges. From time-to-time, we sell or impair investments or other assets which are not considered necessary to our business operations; are a party to legal or arbitration proceedings, which could result in an expense or benefit due to settlements, final judgments, or accruals for loss contingencies; or incur other charges or gains which we believe are not a part of the ongoing operation of our business. The resulting expense or benefit is inconsistent in amount and frequency.Income tax adjustments. Income tax adjustments reflect the difference between income taxes based on a forecasted annual non-GAAP tax rate and a forecasted annual GAAP tax rate as a result of the timing of certain non-GAAP pre-tax adjustments.

GAAP to Non-GAAP Reconciliation See DISCLAIMER on Safe Harbor | Disclaimers Forward-Looking Statements (slide 2) Reference ©2017 Western Digital Corporation or its affiliates. All rights reserved. To supplement the financial information presented in accordance with U.S. generally accepted accounting principles (“GAAP”), the preceding table sets forth non-GAAP net income and non-GAAP diluted income per common share (“Non-GAAP measures”). These Non-GAAP measures are not in accordance with, or an alternative for, measures prepared in accordance with GAAP and may be different from Non-GAAP measures used by other companies. Western Digital Corporation believes the presentation of these Non-GAAP measures, when shown in conjunction with the corresponding GAAP measures, provides useful information to investors for measuring the Company’s earnings performance and comparing it against prior periods. Specifically, we believe these Non-GAAP measures provide useful information to both management and investors as they exclude certain expenses, gains and losses that we believe are not indicative of our core operating results or because they are consistent with the financial models and estimates published by many analysts who follow us and our peers. As discussed further below, these Non-GAAP measures exclude the amortization of acquired intangible assets, stock-based compensation expense, employee termination, asset impairment and other charges, acquisition-related charges, charges related to cost saving initiatives, charges related to arbitration award, convertible debt activity, debt extinguishment costs, other charges, and income tax adjustments, and we believe these measures along with the related reconciliations to the GAAP measures provide additional detail and comparability for assessing our results. These Non-GAAP measures are some of the primary indicators management uses for assessing our performance and planning and forecasting future periods. These measures should be considered in addition to results prepared in accordance with GAAP, but should not be considered a substitute for, or superior to, GAAP results. As described above, we exclude the following items from our Non-GAAP measures: Amortization of acquired intangible assets. We incur expenses from the amortization of acquired intangible assets over their economic lives. Such charges are significantly impacted by the timing and magnitude of our acquisitions and any related impairment charges. Stock-based compensation expense. Because of the variety of equity awards used by companies, the varying methodologies for determining stock-based compensation expense, the subjective assumptions involved in those determinations, and the volatility in valuations that can be driven by market conditions outside our control, we believe excluding stock-based compensation expense enhances the ability of management and investors to understand and assess the underlying performance of our business over time and compare it against our peers, a majority of whom also exclude stock-based compensation expense from their non-GAAP results. Employee termination, asset impairment and other charges. From time-to-time, in order to realign our operations with anticipated market demand or to achieve cost synergies from the integration of acquisitions, we may terminate employees and/or restructure our operations. From time-to-time, we may also incur charges from the impairment of intangible assets and other long-lived assets. These charges (including any reversals of charges recorded in prior periods) are inconsistent in amount and frequency, and we believe are not indicative of the underlying performance of our business.

GAAP to Non-GAAP Reconciliation See DISCLAIMER on Safe Harbor | Disclaimers Forward-Looking Statements (slide 2) Reference ©2017 Western Digital Corporation or its affiliates. All rights reserved. Acquisition-related charges. In connection with our business combinations, we incur expenses which we would not have otherwise incurred as part of our business operations. These expenses include third-party professional service and legal fees, third-party integration services, severance costs, non-cash adjustments to the fair value of acquired inventory, contract termination costs, and retention bonuses. We may also experience other accounting impacts in connection with these transactions. These charges and impacts are related to acquisitions, are inconsistent in amount and frequency, and we believe are not indicative of the underlying performance of our business. Charges related to cost saving initiatives. In connection with the transformation of our business, we have incurred charges related to cost saving initiatives which do not qualify for special accounting treatment as exit or disposal activities. These charges, which we believe are not indicative of the underlying performance of our business, primarily relate to costs associated with rationalizing our channel partners or vendors, transforming our information systems infrastructure, integrating our product roadmap, and accelerated depreciation on assets. Convertible debt activity, net. We exclude non-cash economic interest expense associated with the convertible senior notes, the gains and losses on the conversion of the convertible senior notes and call option, and unrealized gains and losses related to the change in fair value of the exercise option and call option. These charges and gains and losses do not reflect our operating results, and we believe are not indicative of the underlying performance of our business. Debt extinguishment costs. From time-to-time, we replace our existing debt with new financing at more favorable interest rates or utilize available capital to settle debt early, both of which generate interest savings in future periods. We incur debt extinguishment charges consisting of the costs to call the existing debt and/or the write-off of any related unamortized debt issuance costs. These gains and losses related to our debt activity occur infrequently and we believe are not indicative of the underlying performance of our business. Other charges. From time-to-time, we sell or impair investments or other assets which are not considered necessary to our business operations; are a party to legal or arbitration proceedings, which could result in an expense or benefit due to settlements, final judgments, or accruals for loss contingencies; or incur other charges or gains which we believe are not a part of the ongoing operation of our business. The resulting expense or benefit is inconsistent in amount and frequency. Income tax adjustments. Income tax adjustments reflect the difference between income taxes based on a forecasted annual non-GAAP tax rate and a forecasted annual GAAP tax rate as a result of the timing of certain non-GAAP pre-tax adjustments.

Insights Machine Learning Precise Predictions Real-Time Results Protection Automation Anywhere Anytime Analytics Context Aware ©2017 Western Digital Corporation or its affiliates. All rights reserved. Confidential. Delivering the possibilities of data ©2017 Western Digital Corporation or its affiliates. All rights reserved.